EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference in the Registration Statement (Form S-8) and to the incorporation by reference therein of our report, dated February 22, 2002, with respect to the consolidated financial statements of Baldwin & Lyons, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



/S/ ERNST & YOUNG LLP

June 12, 2002
Indianapolis, Indiana